UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.         )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CBEYOND, INC.

(Name of Registrant as Specified in Its Charter)

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	(1)	Title of each class of securities to which transaction applies:
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Explanatory Note: The following materials were made available to partners and customers of Cbeyond on April 21, 2014.

Valued Cbeyond Partner,

This morning, Cbeyond announced that it has entered into a definitive agreement to be acquired by Birch Communications. The transaction is expected to complete within the next six months. Click to view the press release.

The newly combined company will be a powerful, nationwide provider of communications, cloud and managed services with over $700 million in annual revenue and 200,000 business customers located in all 50 states, the District of Columbia, Canada and Puerto Rico. Birch and Cbeyond provide complementary services, and the combined companies will have a broader network reach with the potential to invest more capital in business-focused technology platforms and customer service operations.

Birch Communications has been serving customers for 18 years, giving the combined companies more than 35 years of technology experience. In 2013, Birch was the honored as the recipient of the Center of Excellence certificate for customer service from BenchmarkPortal that recognizes the top 10% of companies in its survey for excellence. In its history, Birch has acquired more than 20 companies, and we expect the integration process of the two companies to be smooth for our customers.

According to Birch’s CEO, “We’re making this investment to serve our business customers in the best way possible for many years to come.” Cbeyond and Birch look forward to the opportunity to continue to serve your business needs with our advanced technology solutions and premier customer service.

The combined company is committed to serving customers with excellent service and continuing its relationship with valued partners.

Regards,

James Geiger

Founder and CEO

Valued Cbeyond customer,

This morning, Cbeyond announced that it has entered into a definitive agreement to be acquired by Birch Communications. The transaction is expected to complete within the next six months. Click to view the press release.

The newly combined company will be a powerful, nationwide provider of communications, cloud and managed services with over $700 million in annual revenue and 200,000 business customers located in all 50 states, the District of Columbia, Canada and Puerto Rico. Birch and Cbeyond provide complementary services, and the combined companies will have a broader network reach with the potential to invest more capital in business-focused technology platforms and customer service operations.

Birch Communications has been serving customers for 18 years, giving the combined companies more than 35 years of technology experience. In 2013, Birch was the honored as the recipient of the Center of Excellence certificate for customer service from BenchmarkPortal that recognizes the top 10% of companies in its survey for excellence. In its history, Birch has acquired more than 20 companies, and we expect the integration process of the two companies to be smooth for our customers.

After the transaction closes, the two companies will be legally combined, but you will continue to be served on your current network without interruption; Birch is committed to maintaining the prices, services and products you currently receive. We thank you for being a customer and we look forward to providing an even better experience to you as we build a larger and stronger company with Birch.

According to Birch’s CEO, “We’re making this investment to serve our business customers in the best way possible for many years to come.” Cbeyond and Birch look forward to the opportunity to continue to serve your business needs with our advanced technology solutions and premier customer service.

Regards,

James Geiger

Founder and CEO

Explanatory Note:  The following materials were made available to employees of Cbeyond on April 21, 2014

What happened?

On April 21, 2014, Cbeyond announced that it has entered into a definitive agreement to be acquired by Birch Communications. The transaction is expected to complete within the next six months.

What will this mean for my services?

After the transaction closes, the two companies will be legally combined, but you will continue to be served on your current network without interruption; Birch is committed to maintaining the prices, services and products you currently receive. All customer contracts will be honored, and Birch has a long history of integrating other companies into their operations: we expect any transition to be smooth and transparent. We thank you for being a customer and we look forward to providing an even better experience to you as we build a larger and stronger company with Birch.

When will the transaction be completed?

We expect the transaction to be completed in late summer and will continue to keep our customers updated. Providing outstanding customer service has always been and will continue to be our number-one priority as we move forward through the transaction. We fully intend to maintain service levels and exceed our customers’ expectations every day.

What can you tell me about the company after the merger is completed?

The newly combined company will be a powerful, nationwide provider of communications, cloud and managed services with over $700 million in annual revenue and 200,000 business customers located in all 50 states, the District of Columbia, Canada and Puerto Rico. Birch and Cbeyond provide complementary services, and the combined companies will have a broader network reach with the potential to invest more capital in business-focused technology platforms and customer service operations.

What can you tell me about Birch?

Birch Communications is quite similar to Cbeyond as they are a leading competitive local exchange carrier headquartered in Atlanta. They been serving customers for 18 years, and they have won awards for the quality of their customer service. They have also been named one of the fastest growing private companies in the United States.

Why did Birch buy Cbeyond?

According to Birch’s CEO, “We’re making this investment to serve our business customers in the best way possible for many years to come.”

Additional Information About the Acquisition and Where to Find It

We will announce a stockholder meeting soon to obtain stockholder approval in connection with the proposed merger between Cbeyond, Inc. (the “Company”) and Birch Communications, Inc. (“Parent”). The Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. Investors of the Company are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about the Company, Parent and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.cbeyond.com or by sending a written request to the Company at 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339, Attention: General Counsel.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger will be set forth in the Company’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the merger, the range of consideration of the merger and the ability of the parties to consummate the merger. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; (8) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (9) other risks to consummation of the merger, including the risk that the merger may not be consummated within the expected time period or at all. If the merger is consummated, the Company stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2013, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.